EXHIBIT 99.1
THORATEC REPORTS QUARTERLY VAD PRODUCT SALES INCREASE OF
23 PERCENT AS TOTAL COMPANY SALES INCREASE 17 PERCENT
COMPANY ANNOUNCES 49 PATIENTS HAVE BEEN IMPLANTED
IN HEARTMATE II PIVOTAL PHASE II CLINICAL TRIAL

     (PLEASANTON, CA), July 26, 2005—Thoratec Corporation (NASDAQ: THOR), a world leader in products to treat cardiovascular disease, said today that sales for the second quarter of 2005 increased 17 percent over the second quarter of 2004.
     For the quarter ended July 2, 2005, product sales were $47.6 million versus $40.6 million in the same quarter a year ago. The company said the increase was driven by a 23 percent growth in sales of its VADs (Ventricular Assist Devices) versus the same period a year ago. Sales at the company’s International Technidyne Corporation (ITC) division increased seven percent versus the second quarter last year.
     The company also announced that it has now implanted 49 patients in its pivotal Phase II trial for the HeartMate® II, the company’s next generation assist device. This compares with seven patients enrolled in the trial as of late April. Thoratec received FDA approval to initiate the study in February 2005.
     Thoratec reported GAAP net income of $2.4 million, or $0.05 per diluted share, in the second quarter of 2005, versus GAAP net income of $207,000, or $0.00 per share, in the second quarter of 2004.
     Non-GAAP net income for the second quarter of 2005 was $4.3 million, or $0.09 per diluted share, compared to non-GAAP net income of $2.1 million, or $0.04 per diluted share, in the second quarter of 2004. The company also reports non-GAAP net income, which the company previously referred to as taxed cash earnings, a measure of our financial performance that excludes from GAAP income (loss) before taxes, as applicable, amortization of intangibles, in-process R&D, impairment of intangibles, certain litigation, restructuring and other unusual or non-recurring costs and takes into account the tax effect of these adjustments.
     “Thoratec had an excellent quarter as it increased sales of existing products and achieved great progress with our clinical trial activities. Growth in our Cardiovascular Division was driven by the increasing adoption of cardiac assist devices among clinicians, growing volume from our Thoratec® IVAD (Implantable VAD) and sales of the HeartMate II for clinical trial use,” said D. Keith Grossman, president and chief executive officer of
     Thoratec. “Our ability to produce a gross margin of more than 61 percent in the quarter reflects the leverage we are able to realize as VAD sales increase,” he added.

     “We are also continuing to see the lessening of a clear delineation between the voluntary reporting of bridge-to-transplantation (BTT) and Destination Therapy (DT) patients that we have discussed in the past. This is a result of the growing acceptance of long-term VAD use by clinicians as they become more comfortable listing higher risk patients for transplantation with the option of permanent or sustained support if the patient does not improve to an ideal transplant status,” he continued.
     Thoratec said it received voluntary notifications of at least 42 DT implants during the quarter versus 34 in the second quarter a year ago. The company’s HeartMate LVAS (Left Ventricular Assist System) is the first, and to date, only FDA-approved device for DT, or the long-term support of patients not eligible for transplantation.
     Thoratec also announced that 49 patients have now been implanted in the Phase II pivotal clinical trial for its HeartMate II, including 27 in the BTT arm and 22 in the DT arm. This is an increase of 42 patients since the first quarter of 2005. These enrollment results have taken place in only the first 19 centers, although at present there are 25 centers that have the proper approvals and are beginning to screen patients. Overall, 86 patients have now been implanted with the HeartMate II worldwide. The company said that its filing for approval to CE Mark the device, which would allow its commercial launch in Europe, is on track and could be approved by the end of 2005.
     The HeartMate II is designed to provide long-term cardiac support. Thoratec completed a very successful Phase I trial for the device in August 2004 that involved 25 patients. The initial patient in the Phase I trial has now been supported for more than 20 months and is among six patients that have been supported by the device for a year or longer.
     “The rapid pace of enrollment in the current HeartMate II trial, along with the compelling results of our Phase I trial and the growing adoption of our devices, reflect increasing awareness among clinicians about the benefits of supporting late-stage heart failure patients with cardiac assist devices,” said Jeffrey Nelson, president of the company’s cardiovascular division. “Our performance this quarter speaks to our industry-leading technology, the company’s deep experience in generating market adoption of approved products and our expertise in facilitating these clinical trials,” he added.
     For the first six months of fiscal 2005, Thoratec reported revenues of $98.1 million, an 18 percent increase over revenues of $83.4 million in the first six months of 2004. The six month results reflect a 23 percent increase in VAD product sales, and a 10 percent increase in sales at the company’s ITC division over the prior year. Net income for the first six months of 2005 was $5.6 million, or $0.11 per diluted share, versus net income of $1.5 million, or $0.03 per diluted share, in 2004. Non-GAAP net income for the first six months of 2005 was $9.4 million, or $0.19 per diluted share, compared with non-GAAP net income of $5.3 million, or $0.09 per diluted share, in the same period a year ago.

     The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see additional information below.
     The company is updating prior guidance for fiscal 2005. Thoratec now expects revenues for the full year to be in the range of $193-$197 million. This compares with previous guidance for revenues of approximately $190 million in 2005. Net income per share on a GAAP basis is expected to be approximately $0.19-$0.20, based on a total diluted share count of 50-51 million shares. This compares with prior guidance for net income per share on a GAAP basis of $0.15-$0.16 per share, based on a total diluted share count of approximately 49-50 million shares. The company indicated that GAAP net income could be impacted by further litigation-related expenses that are not easily predicted at this point in time. Non-GAAP net income per share for fiscal 2005 is expected to be approximately $0.35-$0.36. This compares with prior guidance of non-GAAP net income per share of $0.34-$0.35.
MANAGEMENT’S REASONS FOR PRESENTING
NON-GAAP FINANCIAL MEASURES
     Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on the revenue generated by its products and certain costs of producing that revenue, such as cost of product sales, research and development and selling, general and administrative expenses. One such measure is non-GAAP net income, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Non-GAAP net income consists of GAAP income (loss) before taxes excluding, as applicable, amortization of intangibles, in-process R&D, impairment of intangibles, certain litigation, restructuring and other unusual or non-recurring costs, adjusted by the amount of additional taxes payable or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Management believes that it is useful in measuring Thoratec’s operations to exclude, as applicable, amortization of intangibles, in-process R&D, impairment of intangibles, certain litigation, restructuring and other unusual or non-recurring costs because these costs are either essentially fixed and cannot be influenced by management in the short or medium term or represent significant non-recurring or infrequent costs not related to current operations.

     Management believes that non-GAAP net income provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting as it believes that the measure is indicative of Thoratec’s core operating results. Note, however, that non-GAAP net income is a performance measure only, and it does not provide any measure of the company’s cash flow or liquidity. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP, and investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within the attached condensed consolidated financial statements.
CONFERENCE CALL/WEBCAST INFORMATION
     Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m. Pacific Daylight Time (4:30 p.m. Eastern Daylight Time) today, hosted by Mr. Grossman.
     The teleconference can be accessed by calling (719) 457-2661. Please dial in ten to 15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through August 2, via http://www.thoratec.com, or by telephone at (719) 457-0820, or (888) 203-1112, passcode 7091764.
     Thoratec Corporation is a world leader in hemodynamic restoration therapy—developing products to treat cardiovascular disease. The company’s product line includes the Thoratec VAD and HeartMate LVAS with more than 9,500 implanted in patients suffering from heart failure. Thoratec’s product line also includes the Vectra® vascular access graft (VAG) for patients undergoing hemodialysis. Additionally, its International Technidyne Corporation (ITC) division supplies blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com.
     Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for future performance or timelines and milestones for clinical trials, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “expects, “projects,” “hopes,” “believes,” “could,” and other similar words. Actual results could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the development of new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of Thoratec product sales and the related gross margin for such product sales, the results of clinical trials including the HeartMate II, the ability to improve financial performance, regulatory approval processes, the effect of healthcare reimbursement and coverage policies, the effects of seasonality in Thoratec product sales, the effects of price competition from any Thoratec competitors and the effects of any merger and acquisition related activities. These factors, and others, are discussed more fully under the heading, “Factors That May Affect Future Results,” in Thoratec’s 10-K for the fiscal year ended January 1, 2005, 10-Q for the fiscal quarter ended April 2, 2005, and other filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Investor Contact Information: Keith Grossman President, Chief Executive Officer Thoratec Corporation (925) 847-8600 or Neal Rosen Kalt Rosen & Co. (415) 397-2686	Media Contact Information: Jennifer Chan FischerHealth, Inc. (310) 577-7870, ext. 164 jchan@fischerhealth.com

THORATEC CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	June	December
	2005	2004

ASSETS
Cash, cash equivalents and available-for-sale investments	$170,500	$145,859
Restricted investments	6,568	8,207
Receivables, net	29,625	33,051
Inventories	39,953	39,141
Property, plant and equipment, net	27,104	27,584
Goodwill and purchased intangible assets	241,634	247,238
Other assets	22,986	23,335

TOTAL ASSETS	$538,370	$524,415

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$27,636	$25,506
Subordinated convertible notes	143,750	143,750
Long-term deferred tax liability and other	61,219	63,051

TOTAL LIABILITIES	232,605	232,307

Shareholders’ Equity	305,765	292,108

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$538,370	$524,415

THORATEC CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Fiscal Quarter Ended		Six Months Ended
	June	June	June	June
	2005	2004	2005	2004

Product sales	$47,588	$40,603	$98,076	$83,395
Cost of product sales	18,387	16,314	38,435	34,035

Gross profit	29,201	24,289	59,641	49,360

Operating expenses:
Selling, general and administrative	14,806	13,774	29,623	26,787
Research and development	7,925	7,380	15,644	14,718
Amortization of purchased intangible assets	2,800	2,931	5,604	5,862
Litigation, restructuring and other costs	(1)	—	177	133

Total operating expenses	25,530	24,085	51,048	47,500

Income from operations	3,671	204	8,593	1,860
Interest and other income and expense — net	(3)	57	(175)	521

Income before income tax expense	3,668	261	8,418	2,381
Income tax expense	1,247	54	2,862	881

Net income	$2,421	$207	$5,556	$1,500

Net income per share, basic and diluted	$0.05	$0.00	$0.11	$0.03

Shares used to compute net income per share:
Basic	48,375	53,722	48,470	54,907
Diluted	50,146	55,175	49,530	56,315
Reconciliation of Non-GAAP Net Income to GAAP Income Before Income Tax Expense
     This press release discloses “non-GAAP net income” which is not a financial measure prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”). Management believes that non-GAAP net income can be a useful measure for investors to evaluate our financial performance by providing the results of our company’s primary business operations, excluding, as applicable, the effects of charges associated with litigation, merger, restructuring, impairment of intangibles, in process R&D and amortization of intangibles. However, this measure should be considered in addition to, and not as a substitute, or a superior measure to, income (loss) before income tax expense (benefit) or other measures of financial performance prepared in accordance with GAAP. Non-GAAP net income reconciles to GAAP income before income tax expense, as follows:

	Three Months Ended		Six Months Ended
	June	June	June	June
	2005	2004	2005	2004

Income before income tax expense as reported under GAAP	$3,668	$261	$8,418	$2,381
Adjustments to reconcile GAAP income before income tax expense with non-GAAP net income:
Amortization of purchased intangible assets	2,800	2,931	5,604	5,862
Litigation, restructuring and other costs	(1)	—	177	133

Non-GAAP income before taxes	6,467	3,192	14,199	8,376
Income tax	2,199	1,076	4,828	3,099

Non-GAAP net income	$4,268	$2,116	$9,371	$5,277

Non-GAAP net income per share, basic	$0.09	$0.04	$0.19	$0.10

Non-GAAP net income per share, diluted	$0.09	$0.04	$0.19	$0.09